Exhibit 99.1

Transphorm Announces Fiscal 2023 Third Quarter
Financial Results and Provides Business Update

Product Revenue up 25% from Fiscal 2023 Q2
Company to Host Webcast February 23rd at 11:00 a.m. ET

GOLETA, Calif.— February 22, 2023—Transphorm, Inc. (NASDAQ: TGAN)—a pioneer in and global supplier of high-reliability, high-performance gallium nitride (GaN) power conversion products, announced today financial results for its 2023 fiscal third quarter ended December 31, 2022.

Fiscal 2023 Third Quarter and Recent Highlights

(All comparisons are to the third quarter of fiscal 2022, unless otherwise noted.)

•Revenue of $4.5 million, compared to revenue of $3.7 million in the prior quarter, and $4.6 million in fiscal 2022. Product revenue was up 25% on a sequential basis and 9% compared to the same period in fiscal 2022.
•Increased total design-ins for power adapters and fast chargers to over 80 (with over 25 in production) and total design-ins for higher power (300 Watt – 4 Kilowatt) to over 55 (with over 25 in production).
•Robust 5-year pipeline opportunity now stands at over $400 million.
•Shipping production quantities of Transphorm SuperGaN Technology used in HPi (“HP”) power adapter (as revealed by a recent product teardown), solidifying the company’s GaN-FET technology in the low and mid-power adapter space.
•Secured and shipped a new production order for 100 thousand units for another world-wide top 5 laptop manufacturer.
•New >2 kW UPS production win with a global leader in energy, continuing Transphorm leadership in high-power GaN.
•The Company’s products have exceeded 100 billion hours of field operating reliability including in both low-power and high-power applications. We believe this is one of the industry’s best and only reported broad power spectrum reliability rating for GaN power.
•Announced the availability of a new 240W Power Adapter Reference Design, which brings industry-standard Thru-Hole Packaging delivering power density advantages at low cost to power supplies.
•Completed submission for a $15 million Navy program, which, if awarded, will expand MOCVD manufacturing capacity and capability to increase the Company’s RF Epiwafer sales (TGAN’s 2nd business vertical).

Transphorm President, COO, and Co-founder, Primit Parikh, commented, “We grew revenue 22% sequentially and remain well-positioned to achieve our long-term operating goals. Our business momentum is exemplified by another strong quarter of design wins as we aggressively pursued and won numerous additional designs in both high-power and low-power markets, including world-wide tier-1 leaders like HP, which represents a significant milestone and the culmination of our intense dedication to quality and reliability, with ease of use and top performance. We look forward to building on our success in this segment of the adapter market, while further growing our leadership in high-power which comprised more than 70% of our revenue in the quarter.”

Dr. Parikh added, “While we still face near term macro-headwinds, we remain well-positioned to translate the above momentum to business growth in fiscal 2024. We also made solid progress on our plans to ramp up additional capacity over the coming year, in order to be prepared and ready to meet the significant demand that lies ahead.”

“This quarter saw solid execution and higher than expected revenues, with our product revenues being driven by strong traction in the Higher Power space. As we enter calendar year 2023, the Company is well positioned and remains keenly focused on achieving continued short-term momentum and long-term growth, driven by a robust pipeline,” stated Cameron McAulay, Chief Financial Officer.

Fiscal 2023 Third Quarter Financial Results

Revenue for the third quarter of fiscal 2023 was $4.5 million, compared to $3.7 million in the prior quarter and $4.6 million for the third quarter of fiscal 2022. Product revenue reflected yet another strong quarter from ramping shipments of GaN products for a broad range of power conversion applications, with a 25% increase over the prior quarter and a 9% increase from the third quarter of fiscal 2022.

Operating expenses on a GAAP basis were $7.2 million in the third quarter of fiscal 2023, compared to $5.9 million in the prior quarter and $5.4 million in the third quarter of fiscal 2022. Third quarter of fiscal 2023 operating expenses consisted of R&D expenses of $2.3 million and SG&A expenses of $4.9 million. On a non-GAAP basis, operating expenses in the third quarter of fiscal 2023 were $5.9 million, compared with non-GAAP operating expenses of $5.1 million in the prior quarter and $4.4 million in the third quarter of fiscal 2022.

GAAP net loss for the third quarter of fiscal 2023 was ($10.5) million, or ($0.18) per share, compared to GAAP net loss of ($6.0) million, or ($0.10) per share, in the prior quarter, and GAAP net loss of ($4.2) million, or ($0.08) per share, in the third quarter of fiscal 2022. On a non-GAAP basis, net loss for the third quarter of fiscal 2023 was ($9.1) million, or ($0.16) per share, compared to non-GAAP net loss of ($5.1) million, or ($0.09) per share, in the prior quarter, and non-GAAP net loss of ($4.3) million, or ($0.09) per share, in the third quarter of fiscal 2022. These numbers for the third quarter included a one time write-off of $2.8 million, or ($0.05) per share for epiwafer inventory largely resulting from the process of bringing up our Japan epi reactors over the last several quarters.

Cash, cash equivalents and restricted cash as of December 31, 2022, were $23.6 million.

Conference Call and Webcast Information

Event:	Transphorm Fiscal 2023 Third Quarter Financial Results
Date:	Thursday, February 23, 2023
Time:	11:00 a.m. Eastern Time
Registration:	https://register.vevent.com/register/BI851a7746d2294d99978db9598035906d

Investors and analysts will receive a unique dial-in number and PIN number, once registered.

A replay and the supporting presentation materials will be available on the day of the conference call and for approximately 90 days on the Investor Relations section of the Company’s website. Additionally, an audio replay of the conference call will be available after the conclusion of the call and through March 2, 2023.

About Transphorm

Transphorm, Inc., a global leader in the GaN revolution, designs and manufactures high performance and high reliability GaN semiconductors for high voltage power conversion applications. Having one of the largest Power GaN IP portfolios of more than 1,000 owned or licensed patents, Transphorm produces the industry’s first JEDEC and AEC-Q101 qualified high voltage GaN semiconductor devices. The

Company’s vertically integrated device business model allows for innovation at every development stage: design, fabrication, device, and application support. Transphorm’s innovations are moving power electronics beyond the limitations of silicon to achieve over 99% efficiency, 40% more power density and 20% lower system cost. Transphorm is headquartered in Goleta, California and has manufacturing operations in Goleta and Aizu, Japan. For more information, please visit www.transphormusa.com. Follow us on Twitter @transphormusa and WeChat @ Transphorm GaN.

Non-GAAP Financial Measures

This press release includes and makes reference to certain non-GAAP financial measures. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.

Transphorm believes that the presentation of non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations. Transphorm believes that these non-GAAP financial measures provide additional insight into Transphorm’s ongoing performance and core operational activities and has chosen to provide these measures for more consistent and meaningful comparison between periods. These measures should only be used to evaluate Transphorm’s results of operations in conjunction with the corresponding GAAP measures. The non-GAAP results exclude the effect of stock-based compensation, depreciation, amortization, change in fair value of promissory note and other income in joint venture.

A reconciliation between GAAP and non-GAAP financial results is provided in the financial statements portion of this press release.

Forward-Looking Statements

This press release contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning the Company’s positioning to achieve long-term operating goals, the Company’s ability to expand its manufacturing capacity and meet anticipated demand, industry acceptance of GaN technology, and the Company’s pipeline and future anticipated growth. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “plan,” “believe,” “intend,” “look forward,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: risks related to Transphorm’s operations, such as additional financing requirements and access to capital; competition; the ability of Transphorm to protect its intellectual property rights; and other risks set forth in the Company’s filings with the Securities and Exchange Commission. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contacts:
David Hanover or Jack Perkins
KCSA Strategic Communications
transphorm@kcsa.com

Company Contact:
Cameron McAulay
Chief Financial Officer
1-805-456-1300 ext. 140
cmcaulay@transphormusa.com

Transphorm, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	December 31, 2022 (unaudited)	March 31, 2022 (audited)
Assets
Current assets:
Cash and cash equivalents	$23,149	$33,435
Restricted cash	500	500
Accounts receivable	3,704	2,558
Inventory	7,476	6,330
Prepaid expenses and other current assets	1,570	1,971
Total current assets	36,399	44,794
Property and equipment, net	5,367	1,649
Operating lease right-of-use assets	3,173	—
Goodwill	1,097	1,180
Intangible assets, net	395	617
Investment in joint venture	647	143
Other assets	2,167	263
Total assets	$49,245	$48,646

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$4,016	$3,588
Deferred revenue	—	346
Accrued interest	184	180
Accrued payroll and benefits	1,657	1,171
Operating lease liabilities	536	—
Revolving credit facility	12,000	—
Total current liabilities	18,393	5,285
Revolving credit facility, net of current portion	—	12,000
Operating lease liabilities, net of current portion	2,670	—
Total liabilities	21,063	17,285
Commitments and contingencies
Stockholders’ equity:
Common stock	6	5
Additional paid-in capital	229,954	211,190
Accumulated deficit	(200,446)	(178,638)
Accumulated other comprehensive loss	(1,332)	(1,196)
Total Stockholders’ equity	28,182	31,361
Total liabilities and stockholders’ equity	$49,245	$48,646

Transphorm, Inc.
Condensed Consolidated Statements of Operations (unaudited)
(in thousands except share and per share data)

	Three Months Ended			Nine Months Ended
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Revenue, net	$4,493	$3,670	$4,604	$13,319	$19,123
Cost of goods sold	7,162	3,232	3,935	14,444	8,741
Gross (loss) profit	(2,669)	438	669	(1,125)	10,382
Operating expenses:
Research and development	2,325	1,830	1,609	5,895	5,023
Sales and marketing	1,447	1,066	976	3,596	2,488
General and administrative	3,457	3,044	2,852	9,818	8,309
Total operating expenses	7,229	5,940	5,437	19,309	15,820
Loss from operations	(9,898)	(5,502)	(4,768)	(20,434)	(5,438)
Interest expense	184	184	187	550	611
Loss in joint venture	799	684	712	2,065	3,294
Changes in fair value of promissory note	—	—	—	—	(605)
Other income, net	(421)	(375)	(1,503)	(1,241)	(3,502)
Loss before tax expense	(10,460)	(5,995)	(4,164)	(21,808)	(5,236)
Tax expense	—	—	—	—	—
Net loss	$(10,460)	$(5,995)	$(4,164)	$(21,808)	$(5,236)
Net loss per share - basic and diluted	$(0.18)	$(0.10)	$(0.08)	$(0.38)	$(0.12)
Weighted average common shares outstanding - basic and diluted	56,739,450	56,619,662	49,147,630	55,926,828	43,671,321

Transphorm, Inc.
Reconciliation of GAAP and Non-GAAP Financial Information (unaudited)
(in thousands except per share data)

	Three Months Ended			Nine Months Ended
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
GAAP net loss	$(10,460)	$(5,995)	$(4,164)	$(21,808)	$(5,236)
Adjustments:
Stock-based compensation	1,123	636	848	2,341	1,856
Depreciation	180	165	142	497	399
Amortization	74	74	74	222	222
Changes in fair value of promissory note	—	—	—	—	(605)
Other income	—	—	(1,222)	—	(2,677)
Total adjustments to GAAP net loss	1,377	875	(158)	3,060	(805)
Non-GAAP net loss	$(9,083)	$(5,120)	$(4,322)	$(18,748)	$(6,041)
GAAP net loss per share - basic and diluted	$(0.18)	$(0.10)	$(0.08)	$(0.38)	$(0.12)
Adjustment	0.01	0.01	(0.01)	0.04	(0.02)
Non-GAAP net loss per share - basic and diluted	$(0.16)	$(0.09)	$(0.09)	$(0.33)	$(0.14)

	Three Months Ended			Nine Months Ended
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
GAAP operating expenses	$7,229	$5,940	$5,437	$19,309	$15,820
Adjustments:
Stock-based compensation	1,035	583	796	2,161	1,738
Depreciation	180	165	142	497	399
Amortization	74	74	74	222	222
Total adjustments to GAAP operating expenses	1,289	822	1,012	2,880	2,359
Non-GAAP operating expenses	$5,940	$5,118	$4,425	$16,429	$13,461

Transphorm, Inc.
Condensed Consolidated Statements of Cash Flows (unaudited)
(in thousands)

	Nine Months Ended December 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(21,808)	$(5,236)
Adjustments to reconcile net loss to net cash used in operating activities:
Inventory write-off	2,810	202
Depreciation and amortization	719	621
Amortization of right-of-use assets	425	—
Perpetual licensing revenue from a related party	—	(8,000)
Stock-based compensation	2,342	1,856
Interest cost	4	295
Gain on promissory note conversion	—	(1,222)
Gain on sale of equipment	(110)	—
Loss in joint venture	2,065	1,839
Changes in fair value of derivative instruments	75	—
Changes in fair value of promissory note	—	(605)
Changes in operating assets and liabilities:
Accounts receivable	(1,221)	(871)
Inventory	(3,956)	(3,935)
Prepaid expenses and other current assets	401	204
Other assets	(504)	(8)
Accounts payable and accrued expenses	428	1,359
Deferred revenue	(346)	(238)
Accrued payroll and benefits	486	(171)
Operating lease liabilities	(392)	—
Net cash used in operating activities	(18,582)	(13,910)
Cash flows from investing activities:
Advances and purchases of property and equipment	(5,633)	(690)
Proceeds from sale of equipment	110	—
Investment in joint venture	(2,569)	(3,765)
Net cash used in investing activities	(8,092)	(4,455)
Cash flows from financing activities:
Proceeds from stock option exercise	709	134
Proceeds from issuance of common stock	16,000	49,773
Cost associated with issuance of common stock	(280)	—
Payment for taxes related to net share settlement of restricted stock units	(6)	—
Net cash provided by financing activities	16,423	49,907
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	(35)	(75)
Net (decrease) increase in cash, cash equivalents and restricted cash	(10,286)	31,467
Cash and cash equivalents and restricted cash at beginning of period	33,935	9,500
Cash and cash equivalents at end of period	23,149	40,467
Restricted cash at end of period	500	500
Cash and cash equivalents and restricted cash at end of period	$23,649	$40,967